Exhibit 23(i)



                  Consent of Independent Public Accountants
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1997, included in SPX Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.





                                          Arthur Andersen LLP

Chicago, Illinois
February 17, 1998